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                                  EXHIBIT 22
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                          SUBSIDIARIES OF REGISTRANT


Parent
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West Town Bancorp, Inc.


                                                                  State of
Subsidiary                             Percentage Owned        Incorporation
----------                             ----------------        -------------

West Town Savings Bank                       100%                 Illinois

West Town Insurance Agency, Inc. (1)         100%                 Illinois






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(1)   First tier subsidiary of West Town Savings Bank.